Exhibit 21.1

Guess?, Inc.
List of Subsidiaries

(as of 1/31/09)

Investment In	Location	Owned By	Percentage of Ownership
Focus Europe, Srl	Italy	Guess? Europe, B.V.	75	%(1)
F.P. France Sarl	France	Guess France SAS	100%
Guess? Apparel Retail, B.V.	Netherlands	Guess? Europe, B.V.	100%
Guess Apparel Spain, SL	Spain	Guess? Europe, B.V.	100%
Guess? Asia Limited	Hong Kong	Guess? Europe, B.V.	100%
Guess? Asia Limited (Hong Kong) (Taiwan Branch)	Taiwan	Guess? Asia Limited	100%
Guess? Bermuda Holdings, LLC	United States	Guess?, Inc.	100%
Guess? Bermuda Holdings, L.P.	Bermuda	Guess?, Inc.	99	%(2)
Guess? Canada Corporation	Canada	Guess? Euro-Canada, B.V.	100%
Guess.com, Inc.	United States	Guess?, Inc.	100%
Guess? Deutschland GmBH	Germany	Guess? Europe, B.V.	100%
Guess? Euro-Canada, B.V.	Netherlands	Guess? Europe, B.V.	100%
Guess? Europe, B.V.	Netherlands	Guess? Bermuda Holdings, L.P.	100%
Guess Europe Sagl	Switzerland	Guess? Europe, B.V.	99	%(3)
Guess Fisher LLC	United States	Guess?, Retail Inc.	51	%(4)
Guess France SAS	France	Guess? Europe, B.V.	100%
Guess? Holdings Korea Limited Liability Company	Korea	Guess? Europe, B.V.	100%
Guess? IP GP LLC	United States	Guess? Licensing, Inc.	100%
Guess? IP Holder L.P.	United States	Guess? IP LP LLC	82.7	%(5)
Guess? IP LP LLC	United States	Guess?, Inc.	100%
Guess Italia, Srl	Italy	Guess? Europe, B.V.	100%
Guess? Licensing, Inc.	United States	Guess?, Inc.	100%
Guess Macau	Macau	Guess? Asia Ltd.	96	%(6)
Guess? Retail, Inc.	United States	Guess?, Inc.	100%
Guess Service Srl	Italy	Guess Italia, Srl	100%
Guess? Shanghai Limited	China	Guess? Asia Limited	100%
Guess Sud SAS	France	Guess France SAS	60	%(7)
Guess Swiss Sagl	Switzerland	Guess? Europe, B.V.	99	%(8)
Guess U.K. Limited	United Kingdom	Guess? Europe, B.V.	100%
Guess? Value LLC	United States	Guess? Retail, Inc.	100%
Grupo Guess, S. de R.L. de C.V.	Mexico	Guess? Europe, B.V.	51	%(9)
Surfol Trade, S.L.	Spain	Guess Apparel Spain, SL	100%

(1) The remaining 25% is owned by Focus Pull SpA, an Italian company

(2) The remaining 1% is owned by Guess? Bermuda Holdings, LLC

(3) The remaining 1% is owned by Guess? Apparel Retail, B.V.

(4) The remaining 49% is owned by Marc Fisher Holdings LLC, a Delaware company

(5)The remaining 17.3% is owned by Guess? IP GP LLC

(6) The remaining 4% is owned by Guess? Holdings Korea Limited Liability Company

(7) The remaining 40% is owned by Sebastien Chiche (36%) and Anne-Flor Chiche (4%), individuals

(8) The remaining 1% is owned by Guess Italia, Srl

(9) The remaining 49% is owned by Adivina S.A. de C.V., a Mexican company